WILLIS LEASE FINANCE CORPORATION
                      EMPLOYEE STOCK PURCHASE PLAN ("ESPP")
                             ENROLLMENT/CHANGE FORM

                 Action                                Complete Sections:
                 ------                                ------------------
SECTION 1:      / / New Enrollment                    2, 3, 7 and sign attached
ACTION                                                         Stock Purchase
                                                               Agreement
                / / Change Payroll Deductions         2, 4, 7
                / / Terminate Payroll Deductions      2, 5, 7
                / / Leave of Absence                  2, 6, 7
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SECTION 2:
PERSONNEL        Name
DATA                 -----------------------------------------------------------
                     Last            First           MI                 Dept.

                 Home Address
                             ---------------------------------------------------
                                                Street

                         -------------------------------------------------------
                         City                      State                Zip Code
                 Social Security #: / / / /-/ / /-/ / / / /

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SECTION 3:
NEW              Effective with the Purchase
ENROLLMENT       Interval Beginning:              Payroll Deduction Amount:
                 / / February 1, 199__                    _____% of base salary*
                 / / August 1, 199__               * Must be a multiple of 1% up
                                                   to a maximum of 10% of
                                                   base salary

                 / / Initial Offering Period -- ___, 1996

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SECTION 4:
CHANGE           Effective with                    I authorize the following new
PAYROLL          the Pay Period                    level of payroll deductions:
DEDUCTIONS       Beginning: ___________________           % of base salary*
                            Month, Day and Year    -------
                                                   * Must be a multiple of 1%
                                                     up to a maximum of 10%
                                                     of base salary
                 NOTE:   You may reduce your rate of payroll deductions once per
                         purchase interval to become effective as soon as possible following the filing of the change form. You may also increase your rate of payroll deductions to become effective as of the start date of the next purchase interval.

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SECTION 5:
TERMINATE        Effective with                  Your election to terminate your
PAYROLL          the Pay Period                  payroll deductions for the
DEDUCTIONS       Beginning: ___________________  balance of the offering period
                            Month, Day and Year  cannot be changed, and you may
                                                 not rejoin the offering period
                                                 at a later date.  You will not
                                                 be able to resume participation
                                                 in the ESPP until a new
                                                 offering period begins.

                 Your ESPP payroll deductions collected to date for the purchase interval in which you file this termination notice will be refunded to you.

         NOTE: If your employment terminates for any reason or your eligibility status changes (less than 20 hrs/wk or less than 5 months/yr), you will immediately cease to participate in the ESPP, and your ESPP payroll deductions collected in that purchase interval will automatically be refunded to you.

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SECTION 6
LEAVE OF         In  connection  with my unpaid  leave of  absence,  I elect the
ABSENCE          following action  regarding my ESPP payroll  deductions to date in the current purchase interval:

                 / / Purchase shares of Willis Lease Finance Corporation at end of the interval
                                  OR
                 / /  Refund ESPP payroll deductions collected

         NOTE If you take an unpaid leave of absence, your payroll deductions will immediately cease. Upon your return to active service, your payroll deductions will automatically resume at the rate in effect for you at the time you went on leave.

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SECTION 7
AUTHORIZATION

I hereby authorize the specific action or actions indicated above.

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        Date                                           Signature of Employee